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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

    After the stock split of the Company described in Note 15 to the Company's Financial Statements is effected, we expect to be in a position to render the following consent.


                                          /S/ ARTHUR ANDERSEN LLP


New York, New York

September 2, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Children's Place Retail Stores, Inc.:

As independent public accountants, we hereby consent to the use of our report
dated        , 1997 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1.

New York, New York

            , 1997